LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Robert L. Van Nostrand the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, to execute and file with the appropriate offices on the undersigned's behalf all Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934, as amened, with respect to the undersigned's transactions in, and ownership of, the securities of OSI Pharmaceuticals, Inc., a Deleware corporation, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act deemed requisite and necessary to be done in order to carry out the foregoing as fully and to all intents and purposes as the undersigned might and could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

	IN WITNESS
WHEREOF, the undersigned has executed this Power of Attorney as of the 18th day of January, 2005.





									   Anker
Lundemose,M.D.,Ph.D,DSC
						Signature




Anker Lundemose,M.D.,Ph.D,DSC
						Print Name



STATE OF NEW
YORK

COUNTY OF SUFFOLK



	On this 18th day of
January, 2005, Anker Lundemose personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



									   Deborah A. Rocklein

						Notary Public



									   September 8, 2006

						My Commission Expires: